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                                                                  EXHIBIT 10.136


                        UNIT PURCHASE OPTION AMENDMENT


     This Unit Purchase Option Amendment ("Amendment") is made and entered into as of January 4, 1999, between DISPLAY TECHNOLOGIES, INC., a Nevada corporation (fka La-Man Corporation) (the "Company"), and PETER D. MATHEWS, an individual residing at 6802 Dovre Drive, Edina, Minnesota 55436 ("Mathews").

                                   RECITALS:

     A. Pursuant to a January 6, 1994 Unit Purchase Option (the "Option") the Company granted to Mathews, Holmquist & Associates, Inc. ("MHA") the option (adjusted for certain stock dividends paid by the Company in 1996, 1997 and 1998) to purchase, for $6.74 (the "Option Price") per unit ("Unit(s)"), 35,887 Units (each Unit comprised of two (2) shares of the Company's common stock and two (2) common stock purchase warrants ("Warrants") exercisable at the price of $4.68 per share (the "Warrant Exercise Price");

     B. The Units granted under the Option entitle the lawful holder of the Option, upon exercise in full of the Option, to acquire an aggregate of (i) 71,774 shares of Common Stock and (ii) 71,774 Warrants exerciseable at the Warrant Exercise Price;

     C. Subsequent to the grant of the Option, MHA filed for bankruptcy protection under the federal bankruptcy laws;

     D. Pursuant to an agreement dated as of December 29, 1998 between the Trustee in Bankruptcy for MHA and Mathews, which agreement was approved by order of the United States Bankruptcy Court, District of Minnesota (a copy of which agreement and order are attached as Exhibit A and incorporated by reference in
                                    ---------
this Agreement), Mathews was granted the sole and exclusive right to exercise the Option as the successor to MHA;

     E. Mathews has notified the Company that he intends to exercise the Option in full, but has requested that the Company agree to extend the expiration date of the Option and the Warrants from January 6, 1999 to February 1, 1999, and the Company is agreeable to doing so on the following terms and conditions:

     NOW, THEREFORE, the Company and Mathews agree as follows:

1. ADJUSTMENT OF OPTION PRICE. The Option is hereby amended by increasing the Option Price from $6.76 per Unit to $6.85 per Unit.
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2.   EXTENSION OF OPTION AND WARRANTS.  Subject to the receipt by the Company of
$13,700 in partial exercise of the Option (2,000 Units), the Option is further amended by extending the expiration date of the Option and the Warrants from January 6, 1999 to the close of business on February 1, 1999.

3. ADJUSTMENT OF WARRANT EXERCISE PRICE. Effective simultaneously with extension of the expiration dates of the Option and the Warrants, the Warrant Exercise Price shall be increased from $4.68 per Warrant to $4.75 per Warrant.

4. ENTIRE AGREEMENT. This Amendment and the Option, as amended hereby, represent the entire agreement, arrangement and understanding between the Company and Mathews with respect to the subject matter hereof and supersede and negate any and all other such agreements, arrangements and understandings.

5. MATHEWS REPRESENTATION. Mathews represents and warrants to the Company that he is the sole and exclusive owner of the Option and the securities underlying the Option, that no other person, corporation or other entity has any exercise or other rights with respect to the Option or such securities, and that he has all requisite power and authority to exercise the Option and the Warrants.

6. GOVERNING LAW. This Amendment is to be governed by and construed and interpreted in accordance with the laws of the State of Florida without giving effect to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, Display Technologies, Inc. and Peter D. Mathews have executed this Amendment as of the date first above stated.


                                    DISPLAY TECHNOLOGIES, INC.

                                    /s/ J. William Brandner
                                    -------------------------------------
                                    J. William Brandner
                                    President and Chief Executive Officer


                                    /s/ Peter D. Mathews
                                    -------------------------------------
                                    PETER D. MATHEWS

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                                ACKNOWLEDGMENT
                                --------------


STATE OF MINNESOTA  )
                    ) ss.:
COUNTY OF _________ )


     The foregoing instrument was acknowledged before me this 8th day of January, 1999, by PETER D. MATHEWS. He is personally known to me or has
produced   [driver's license] as identification and (did/did not) take an oath.


                                    /s/
                                    --------------------------------------
                                    Name:
                                         ---------------------------------
                                    Notary Public - State of Minnesota
                                    My Commission Expires:


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